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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements (No. 333-152311) on Form S-3, and (No. 333-144878, No. 333-138704 and No. 333-168039) on Form S-8 of Kodiak Oil & Gas Corp. of our report dated March 11, 2010 relating to our audit of the consolidated financial statements appearing in this amended Annual Report on Form 10-K/A of Kodiak Oil & Gas Corp. for the year ended December 31, 2009.

/s/ HEIN & ASSOCIATES LLP

HEIN & Associates LLP

Denver, Colorado
August 6, 2010

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  Exhibit 23.1